Exhibit 99.1

12900 Snow Road Parma, OH 44130

NEWS RELEASE

CONTACT: Kelly Taylor Associate Director, Investor Relations (216) 676-2000

GrafTech to Host Conference Call to Discuss Accounting

Related to Recent Acquisitions

Parma, OH – February 22, 2011 – GrafTech International Ltd. (NYSE:GTI) will host a webcast and conference call today at 11:00 a.m. Eastern Time to discuss accounting matters related to its recent acquisitions. Presentation slides to accompany the conference call are available on GrafTech’s website, www.graftech.com, and on the Securities and Exchange Commission website.

The live webcasts will be available at www.graftech.com, in the investor relations section. The dial-in telephone numbers for the live audio are:

Domestic – (800) 894-3831

International – (763) 416-5291

The rebroadcast webcasts will be available following the call, and for 30 days thereafter, at www.graftech.com, in the investor relations section.

GrafTech International Ltd. is one of the world’s largest manufacturers and providers of high quality synthetic and natural graphite and carbon based products and technical and research and development services, with customers in about 65 countries engaged in the manufacture of steel, automotive products and electronics. The company manufactures needle coke and graphite electrodes, products essential to the production of electric arc furnace steel. GrafTech also manufactures thermal management, fuel cell and other specialty graphite and carbon products for, and provide services to, the electronics, power generation, semiconductor, transportation, petrochemical and other metals markets. GrafTech is the leading manufacturer in all of its major product lines, with 14 state of the art manufacturing facilities strategically located on four continents. For additional information on GrafTech International Ltd., call 216-676-2000 or visit the company’s website at www.graftech.com.